UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 13, 2012

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2012, Carpenter Technology Corporation, a Delaware corporation (the “Company”), Hawke Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), Latrobe Specialty Metals, Inc., a Delaware corporation (“Latrobe”), Watermill Toolrock Partners, L.P., a Delaware limited partnership (“Watermill”), solely as the representative of the Watermill equityholders, and HHEP-Latrobe, L.P., a Delaware limited partnership (“Hicks”), solely as the representative of the Hicks equityholders, entered into an Amendment (the “Amendment”) of the Agreement and Plan of Merger which the parties entered into on June 20, 2011 (the “Merger Agreement”). As previously disclosed, pursuant to the Merger Agreement, Acquisition Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into Latrobe, and Latrobe will become a wholly owned subsidiary of the Company (the “Merger”).

The date after which the Merger Agreement may be terminated by Latrobe or the Company in the event the consummation of the Merger has not occurred is extended by the Amendment from January 16, 2012 to April 30, 2012. The Amendment also provides that the Company will pay certain expenses incurred by Latrobe in connection with seeking applicable antitrust approvals whether the Merger is consummated or not.

The provisions relating to the maximum issuance of 8.1 million shares of the Company’s common stock to Latrobe’s stockholders and a maximum of $160 million of Latrobe’s debt to be assumed by the Company upon closing of the Merger under the Merger Agreement, remain substantially unchanged by the Amendment. However, the Amendment adjusts the operation of certain provisions of the Merger Agreement with respect to the calculation of certain adjustments for working capital and other items to the final number of shares of Company common stock to be issued in connection with the Merger. Also, the method by which the number of shares of the Company’s common stock that will be placed into a pension escrow account in connection with Latrobe’s underfunded pension plan is to be determined as modified by the Amendment to allow for such number of shares to be smaller in the event the working capital of Latrobe exceeds certain threshold amounts.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of January 13, 2012, by and among Carpenter Technology Corporation, Hawke Acquisition Corp., HHEP-Latrobe, L.P., and Watermill-Toolrock Partners, L.P.

99.1	Press release dated January 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ James D. Dee
	Name:	James D. Dee
	Title:	Vice President, General Counsel and Secretary

Date: January 17, 2012

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of January 13, 2012, by and among Carpenter Technology Corporation, Hawke Acquisition Corp., HHEP-Latrobe, L.P., and Watermill-Toolrock Partners, L.P

99.1	Press release dated January 16, 2012